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                                     PACCAR Inc

                         1996 Annual Meeting of Stockholders

                                     CORRECTION

To PACCAR Inc stockholders:

The number of directors to be elected at the Annual Meeting is correctly stated as four in the proxy card previously sent to you and the nominees are identified by name in the Proxy Statement dated March 20, 1996. The Notice of Annual Meeting and page 3 of the Proxy Statement, however, contain an error which incorrectly states the number as three.

We apologize for the error.

Date: March 27, 1996


                                          Janice M. D'Amato
                                          Secretary


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PACCAR Inc
c/o First Chicago Trust Company of NY
Post Office Box 2500
Jersey City, NJ 07303-2500